                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-80230, No. 333-32569 and No. 333-57565, each on Form S-8, Amendment No. 2 to
No. 33-84658,  Amendment No. 1 to No. 33-84536, Amendment No. 4 to No. 333-70295
and Post-Effective Amendment No. 1 to No. 333-92959, each on Form S-3, of Camden Property Trust of our report dated February 4, 2000, appearing in this Annual Report on Form 10-K of Camden Property Trust for the year enced December 31, 1999.


DELOITTE & TOUCHE LLP

Houston, Texas
March 28, 2000